Exhibit 99.1

News Release

Edgen Group Announces Proposed Refinancing Plans and Updated 2012 Guidance

BATON ROUGE, LA, October 1, 2012 —Edgen Group Inc. (“Edgen Group”) (NYSE: EDG), a leading global distributor of specialized products including steel pipe, valves, plate, and related components to the energy and industrial markets, today announced proposed refinancing plans and in connection with this announcement is updating its guidance for the full 2012 fiscal year. Edgen Group’s refinancing plans include the repurchase or retirement of all of its existing 12 1/4% senior secured notes due 2015, the repayment in full of a note payable due 2019, a proposed offering of new senior secured notes due 2020 and a new multi-currency global asset-backed revolving credit facility to replace its two existing senior revolving credit facilities.

Proposed Offering of New Senior Secured Notes

As part of its refinancing plans, Edgen Group’s indirect subsidiary, Edgen Murray Corporation (“EMC”), intends to offer, subject to market and other conditions, $575.0 million aggregate principal amount of senior secured notes due 2020 (the “New Notes”) in a private offering.

The New Notes are expected to be guaranteed on a senior secured basis by all of the existing and certain future domestic restricted subsidiaries of Edgen Group. The New Notes and related guarantees are expected to be secured on a first priority basis by substantially all of EMC’s and the guarantors’ current and future property and assets (other than the collateral securing Edgen Group’s asset-backed credit facilities and certain other assets), and on a second priority basis by the collateral that secures Edgen Group’s asset-backed credit facilities on a first priority basis. The offering price, interest rate and other terms of the New Notes will be determined by negotiations between EMC and the initial purchasers and there can be no assurance that the New Notes offering will be consummated on terms satisfactory to Edgen Group or at all.

Edgen Group intends to use all of the net proceeds from the offering, together with borrowings under one of its asset-backed credit facilities, to repurchase or retire all of EMC’s outstanding $465 million aggregate principal amount of 12 1/4% Senior Secured Notes due 2015 (the “Existing Notes”) (including the payment of premiums, consent fees, accrued interest and other fees and expenses associated with such repayment) and to repay all of the amount outstanding under a note payable previously issued to the former owner of one of Edgen Group’s predecessor companies. Any remaining net proceeds would be used for general corporate purposes.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy any of the New Notes, nor shall there be any offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

The offering will be made by means of an offering memorandum to qualified institutional buyers pursuant to Rule 144A and to certain persons in offshore transactions pursuant to Regulation S, each under the Securities Act of 1933, as amended (the “Securities Act”). The securities will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Commencement of Tender Offer and Consent Solicitation

As part of Edgen Group’s plans to repurchase or retire all of the Existing Notes, EMC has commenced a cash tender offer (the “Offer to Purchase”) and consent solicitation (the “Consent Solicitation,” and together with the Offer to Purchase, the “Offer”) for any and all of the Existing Notes.

The Consent Solicitation seeks consents to eliminate substantially all of the restrictive covenants and certain events of default contained in the indenture governing the Existing Notes, release the collateral securing the Existing Notes and shorten the minimum notice period for a redemption of the Existing Notes from thirty days to three days prior to a redemption date. The terms and conditions of the Offer are described in the Offer to Purchase and Consent Solicitation Statement dated October 1, 2012 (the “Statement”) and the related Letter of Transmittal and Consent (the “Letter of Transmittal”) to be distributed to holders of the Existing Notes. EMC expects to fund the Offer with proceeds from the New Notes offering.

The Offer will expire at 11:59 p.m., New York City time, on October 29, 2012, unless extended (the “Expiration Date”). Registered holders of the Existing Notes (“Holders”) who validly tender their Existing Notes and provide their consents to the proposed amendments to the indenture governing the Existing Notes and do not validly withdraw their tender prior to the consent payment deadline of 5:00 p.m., New York City time, on October 15, 2012, unless extended by EMC in its sole discretion (the “Consent Payment Deadline”), will receive $1,090 per $1,000 principal amount of Existing Notes tendered and accepted for payment pursuant to the Offer (which amount includes a consent payment of $30 per $1,000 principal amount of Existing Notes) (the “Total Consideration”), plus any accrued and unpaid interest on the Existing Notes up to, but not including, the payment date for such Existing Notes. It is expected that such consideration will be paid promptly after the conditions to the Offer (described below) have been met or waived.

Holders who validly tender and do not validly withdraw their Existing Notes after the Consent Payment Deadline, but on or prior to the Expiration Date, will receive $1,060 per $1,000 principal amount of Existing Notes, plus any accrued and unpaid interest on the Existing Notes up to, but not including, the payment date for such Existing Notes. It is expected that such consideration will be paid promptly after the Expiration Date. Holders of Existing Notes tendered after the Consent Payment Deadline will not receive a consent payment.

If EMC receives the consent of the Holders of at least a majority in aggregate principal amount of the Existing Notes and EMC accepts such Existing Notes for payment, EMC will execute a supplemental indenture (the “Supplemental Indenture”) effecting the proposed amendments eliminating the restrictive covenants and events of default from the indenture and shortening the minimum notice period for a redemption of the Existing Notes. If EMC receives the consent of the holders of at least 66 2/3% in aggregate principal amount of the Existing Notes and EMC accepts such Existing Notes for payment, the Supplemental Indenture will also effect the proposed amendments releasing collateral securing the Existing Notes.

Except in certain circumstances, Existing Notes tendered and consents delivered may not be withdrawn following the earlier to occur of (i) 5:00 p.m., New York City time, on October 15, 2012 and (ii) execution of the Supplemental Indenture.

The Offer is subject to the satisfaction or waiver of a number of conditions that are set forth in the Statement, including, without limitation, EMC having received net proceeds from the New Notes offering, on terms and conditions satisfactory to EMC, that are sufficient to pay the aggregate Total Consideration in respect of all Existing Notes (regardless of the actual amount of Existing Notes tendered) plus estimated fees and expenses relating to the Offer. The complete terms and conditions of the Offer are set forth in the Statement and related Letter of Transmittal that are being sent to holders of the Existing Notes. EMC expressly reserves the right, subject to applicable law, to terminate the Offer.

The final terms and conditions of the Offer may change and there can be no assurance that the conditions to the Offer will be satisfied or that the Offer will be consummated.

EMC has engaged Jefferies & Company, Inc. as Dealer Manager and Solicitation Agent for the Offer. Persons with questions regarding the Offer or Consent Solicitation should contact Jefferies & Company, Inc. at (203) 363-8273 (Collect) or (888) 708-5831 (Toll Free). Requests for copies of the Statement or other tender offer materials may be directed to i-Deal, LLC, the Information Agent, at (212) 849-5000 (Collect) or (888) 593-9546 (Toll Free).

This press release does not constitute an offer to purchase the Existing Notes or a solicitation of consents to amend the related indenture. The Offer is made solely pursuant to the Statement. The Offer is not being made to holders of Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. Holders are urged to read the Statement and related documents carefully before making any decision with respect to the Offer. Holders of Existing Notes must make their own decisions as to whether to tender their Existing Notes and provide the related consents. None of Edgen Group, EMC, the Dealer Manager and Solicitation Agent, or the Information Agent or their respective affiliates makes any recommendation as to whether holders should tender their Existing Notes pursuant to the Offer or provide the related consents, and no one has been authorized to make such a recommendation.

Proposed New ABL Credit Facility

Following the completion of the offering of the New Notes, Edgen Group expects to enter into a new global asset-backed revolving credit facility to replace its two existing senior secured asset-backed revolving credit facilities. Edgen Group expects that the new credit facility will be a multi-currency facility with sublimits available to its subsidiaries in the United States and certain foreign countries. The proposed new facility is currently under discussion with potential financing sources. The terms of the new credit facility described above may change and such changes may be significant. There can be no assurance that Edgen Group will be able to enter into the new credit facility on terms satisfactory to it or at all.

Updated 2012 Outlook

In conjunction with the proposed refinancing plans, Edgen Group has revised its previously announced fiscal year 2012 Adjusted EBITDA guidance. Edgen Group currently expects its fiscal year 2012 Adjusted EBITDA to be in the range of $146 million to $156 million (an estimated increase from fiscal year 2011 Adjusted EBITDA of 16% to 24%), compared to previous expectations of $154 million to $162 million. This update in Adjusted EBITDA guidance is attributable to market conditions in Europe, Middle East and Africa (EMEA) within Edgen Group’s E&I Segment. Based on current market conditions and customer business levels, Edgen Group is not updating its fiscal year 2012 revenue guidance of $1.9 billion to $2.1 billion. Actual results could fall outside the Adjusted EBITDA ranges presented in our guidance. The expected range of Adjusted EBITDA and the assumptions underlying this range are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks. Accordingly, you should not place undue reliance on this guidance.

About Edgen Group

Edgen Group is a leading global distributor of specialized steel products and services to the energy and industrial infrastructure markets, including steel pipe, valves, quenched and tempered and high yield heavy plate and related components. Edgen Group is headquartered in Baton Rouge, Louisiana.

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements regarding our refinancing plans, the amount, timing, maturity and other terms of the proposed New Notes and the New Notes offering and the use of proceeds therefrom, the timing, deadlines and other terms and conditions of the Offer, the terms of the expected new revolving credit facility and statements under “Updated 2012 Outlook.” These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, that there can be no assurance that we will be able to consummate the New Notes offering or the Offer or enter into the new revolving credit facility on terms satisfactory to us or at all or that our full year 2012 Adjusted EBITDA will fall within the currently expected range. Our historical financial information, and the risks and other important factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition, are contained in our filings with the Securities and Exchange Commission (“SEC”), including our prospectus filed with the SEC on April 27, 2012 and in our subsequent filings with the SEC made prior to or after the date hereof. We undertake no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release. Readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

Contacts

Edgen Group Inc.

Erika Fortenberry, 225-756-9868

Director of Investor Relations